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                               ASSET PURCHASE AGREEMENT


                                     BY AND AMONG


                              SAHLBERG EQUIPMENT, INC.,
                                   AS THE "SELLER"

                          JOHN SAHLBERG AND ROBERT SAHLBERG,
                                  AS THE "SAHLBERGS"

                                  R AND J PARTNERS,
                                 AS THE "PARTNERSHIP"

                                         AND

                           WESTERN POWER & EQUIPMENT CORP.,
                                  AS THE "PURCHASER"


                                        DATED

                                  JANUARY ___, 1997


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

                                  TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.1       Defined Terms. . . . . . . . . . . . . . . . . . . . . . . .  2
    1.2       Meaning of "Knowledge" . . . . . . . . . . . . . . . . . . .  3

2.  SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    2.1       Delivery of the Assets . . . . . . . . . . . . . . . . . . .  3
    2.2       Earnest Money Deposit. . . . . . . . . . . . . . . . . . . .  4
    2.3       Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .  4
    2.4       Assumed Contracts. . . . . . . . . . . . . . . . . . . . . .  4

3.  PURCHASE PRICE AND PAYMENT . . . . . . . . . . . . . . . . . . . . . .  4

4.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    4.1       Deliveries by Seller . . . . . . . . . . . . . . . . . . . .  5
    4.2       Deliveries by Purchaser. . . . . . . . . . . . . . . . . . .  6
    4.3       Possession . . . . . . . . . . . . . . . . . . . . . . . . .  6
    4.4       Taxes and Fees . . . . . . . . . . . . . . . . . . . . . . .  6

5.  REPRESENTATIONS AND WARRANTIES OF THE SELLER . . . . . . . . . . . . .  6
    5.1       Authorizations and Enforceability. . . . . . . . . . . . . .  6
    5.2       Effect of Agreement, Etc.  . . . . . . . . . . . . . . . . .  7
    5.3       Restrictions; Burdensome Agreements. . . . . . . . . . . . .  7
    5.4       Government and Other Consents. . . . . . . . . . . . . . . .  7
    5.5       Permits, Licenses, Compliance with Applicable Laws and
              Court Orders . . . . . . . . . . . . . . . . . . . . . . . .  7
    5.6       Financial Statements; Absence of Undisclosed Liabilities . .  8
    5.7       Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .  8
    5.8       Title to Properties; Absence of Liens and
              Encumbrances, Etc. . . . . . . . . . . . . . . . . . . . . .  8
    5.9       Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  9
    5.10      Intangible Property. . . . . . . . . . . . . . . . . . . . .  9
    5.11      Labor Matters. . . . . . . . . . . . . . . . . . . . . . . .  9
    5.12      Licenses and Agreements. . . . . . . . . . . . . . . . . . . 10
    5.13      Customers. . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.14      Environmental Compliance . . . . . . . . . . . . . . . . . . 11
    5.15      No Finder. . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.16      Performance Bonds, Bid Bonds and Deposits. . . . . . . . . . 11

6.  COVENANTS OF THE SELLER. . . . . . . . . . . . . . . . . . . . . . . . 11
    6.1       Conduct of Business Until Closing Date . . . . . . . . . . . 11
    6.2       Access to Properties and Records . . . . . . . . . . . . . . 12
    6.3       Advice of Changes. . . . . . . . . . . . . . . . . . . . . . 12
    6.4       Conduct. . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

    6.5       Fulfillment of Conditions; Bankruptcy Order. . . . . . . . . 12
    6.6       Covenant of Confidentiality. . . . . . . . . . . . . . . . . 12

7.  OTHER COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    7.1       Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 13
    7.2       Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . 13
    7.3       Kent Facility. . . . . . . . . . . . . . . . . . . . . . . . 13
    7.4       Subleases. . . . . . . . . . . . . . . . . . . . . . . . . . 13
    7.5       Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . 13
    7.6       Personnel Matters. . . . . . . . . . . . . . . . . . . . . . 14

8.  CONDITIONS TO PURCHASER'S OBLIGATIONS. . . . . . . . . . . . . . . . . 14
    8.1       Accuracy of Representations and Warranties . . . . . . . . . 14
    8.2       Performance of Covenants . . . . . . . . . . . . . . . . . . 14
    8.3       Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . . 14
    8.4       Approval of Bankruptcy Court . . . . . . . . . . . . . . . . 15
    8.5       Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 15
    8.6       Facility Agreements. . . . . . . . . . . . . . . . . . . . . 15
    8.7       Terms of Employment and Non-Competition Agreements.. . . . . 15
    8.8       Inventory Audit. . . . . . . . . . . . . . . . . . . . . . . 15
    8.9       Environmental Review . . . . . . . . . . . . . . . . . . . . 15

9.  CONDITIONS TO SELLER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . 16
    9.1       Performance of Covenants . . . . . . . . . . . . . . . . . . 16
    9.2       Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . . 16
    9.3       Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 16
    9.4       Terms of Employment and Non-Competition Agreements.. . . . . 16
    9.5       Facility Agreements. . . . . . . . . . . . . . . . . . . . . 16

10. GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . 16
    10.1      Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . 16
    10.2      Survival of Representations and Warranties . . . . . . . . . 16
    10.3      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 16
    10.4      Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    10.5      Announcements. . . . . . . . . . . . . . . . . . . . . . . . 17
    10.6      Binding Effect; Benefits . . . . . . . . . . . . . . . . . . 17
    10.7      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    10.8      Further Assurances . . . . . . . . . . . . . . . . . . . . . 19
    10.9      Entire Agreement; Amendment. . . . . . . . . . . . . . . . . 19
    10.10     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    10.11     Severability . . . . . . . . . . . . . . . . . . . . . . . . 19


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                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

    10.12     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 19
    10.13     Gender; Singular and Plural. . . . . . . . . . . . . . . . . 19
    10.14     Third Parties. . . . . . . . . . . . . . . . . . . . . . . . 19
    10.15     Jurisdiction, Venue and Governing Law. . . . . . . . . . . . 19
    10.16     Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . 20
    10.17     Time of Essence. . . . . . . . . . . . . . . . . . . . . . . 20


EXHIBITS

Exhibit A     Allocation of Purchase Price
Exhibit B     Form of Bill of Sale
Exhibit C     Form of Sale Order
Exhibit D     Officers' Certificate
Exhibit E     Form of Real Property Purchase and Sale Agreement
Exhibit F     Form of Sublease
Exhibit G     Form of Terms of Employment and Noncompetition Agreement
Exhibit H     Agreement Regarding 450 Hyundai

SCHEDULES (Provided separately but simultaneously with this Agreement)

Schedule 1.1  Excluded Assets
Schedule 1.2  Fixed Assets
Schedule 1.3  Inventory
Schedule 1.4  Work in Process
Schedule 2.4  Assumed Contracts
Schedule 5.2  Corporate Documents
Schedule 5.5  Permits, Licenses, Compliance with Laws
Schedule 5.6  Financial Statements; Liabilities
Schedule 5.8  Title to Machinery and Vehicles
Schedule 5.9  Litigation
Schedule 5.11 Employees
Schedule 5.12 Licenses and Agreements
Schedule 5.13 Customers
Schedule 5.16 Performance Bonds and Bid Bonds


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

                               ASSET PURCHASE AGREEMENT


    This ASSET PURCHASE AGREEMENT is made and entered into as of this ____ day of January, 1997, by and among WESTERN POWER & EQUIPMENT CORP., an Oregon corporation (the "Purchaser"), SAHLBERG EQUIPMENT, INC., a Washington corporation (the "Seller"), JOHN SAHLBERG and ROBERT SAHLBERG (together, the "Sahlbergs") and R AND J PARTNERS, a Washington general partnership of the Sahlbergs (the "Partnership"). SAHLBERG GROUP COMPANIES, INC. is executing this Agreement for purposes of Section 7.5 only.

                                       RECITALS

    A. The Seller is the owner and operator of a construction equipment sales, service and leasing business (the "Business").

    B. Seller is a debtor in possession under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 1101 ET SEQ. (the "Bankruptcy Code") in Case No. 96-02787 (the "Bankruptcy Case") filed on March 13, 1996 (the "Filing Date") in the United States Bankruptcy Court for the Western District of Washington (the "Bankruptcy Court").

    C. The Purchaser desires to purchase from the Seller certain of the properties and assets relating to the Business, and the Seller is willing to sell such assets and properties, on the terms and conditions hereinafter set forth.

    D. On or about September 20, 1996, Purchaser executed a Letter of Intent, which the Seller, the Sahlbergs and Partnership accepted and agreed to. The Letter of Intent was amended by the First Amendment to Letter of Intent on or about October 10, 1996.

    E. The Letter of Intent has been approved by the Bankruptcy Court pursuant to the Order Approving Sale of Substantially All of the Debtor's Assets Free and Clear of Liens, Claims and Interests dated October 11, 1996 (the "Sale Order").

    F. On November 1, 1996, the Bankruptcy Court signed the Order Confirming Fourth Amended Plan of Reorganization (the "Plan Confirmation Order"), which provides for the sale approved by the Sale Order.


    NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


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    1.   DEFINITIONS

         1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

                 "ASSETS" shall have the meaning set forth in Section 2.1.

                 "ASSUMED CONTRACTS" shall have the meaning set forth in
Section 2.4.

                 "BANKRUPTCY CASE" shall have the meaning set forth in Recital
B

                 "BUSINESS" shall have the meaning set forth in Recital A.

                 "CLOSING" shall have the meaning set forth in Section 4.

                 "CLOSING DATE" shall have the meaning set forth in Section 4.

                 "COMMITMENTS" shall have the meaning set forth in
Section 5.12.

                 "CONFIDENTIALITY AGREEMENT" shall mean the agreement signed by Purchaser during its due diligence period.

                 "DEALER AGREEMENTS" shall mean those contracts to which the Seller was a party before and after the Filing Date with Equipment Inventory Manufacturers.

                 "ENVIRONMENTAL LAWS" shall mean any applicable federal, state or local law, rule or regulation in effect on the date hereof: (a) relating to releases or threatened releases of Hazardous Materials; (b) relating to the manufacture, handling, transport, use, treatment, storage or disposal of hazardous Materials or materials containing Hazardous Materials; or
(c) otherwise relating to pollution of the environment or the protection of human health.

                 "EQUIPMENT INVENTORY MANUFACTURERS" shall mean the manufacturers of the equipment and parts that the Seller is authorized to sell in its dealership.

                 "EXCLUDED ASSETS" means those items described on Schedule 1.1.

                 "FIXED ASSETS" means all tangible assets, other than Inventory, used in the Business (such as shop tools, furniture, fixtures and equipment, and vehicles), including without limitation those items described on
Schedule 1.2.

                 "HAZARDOUS MATERIALS" shall mean materials that contain substances defined as hazardous or toxic substances under the following statutes, as well as such statutes' implementing regulations as in effect on the date hereof: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response,


                                          2

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Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water
Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act and any other materials that a federal, state or local agency requires to be remediated pursuant to any Environmental Law.

                 "INVENTORY" means the Seller's inventory of new equipment, used equipment and parts described on Schedule 1.3, which reflects whether such equipment and parts are new or used and the value of such equipment and parts.

                 "LETTER OF INTENT" means the September 20, 1996 Letter of Intent amended as of October 10, 1996 approved by the Sale Order.

                 "PARTNERSHIP" means R and J Partners, a Washington general partnership of the Sahlbergs.

                 "PLAN" means the Plan of Reorganization of the Seller confirmed by the Plan Confirmation Order.

                 "PURCHASE PRICE" shall have the meaning set forth in
Section 3.1.

                 "PURCHASER" means Western Power & Equipment Corp., an Oregon corporation.

                 "SALE ORDER" means the October 11, 1996 Order of the Bankruptcy Court which approved the sale of substantially all of the Seller's assets to Purchaser pursuant to the terms of the Letter of Intent.

                 "SCHEDULES" means all of the disclosure schedules required by this Agreement, dated as of the date hereof, which are simultaneously delivered to Purchaser and initialed by Purchaser for identification.

                 "SELLER" means Sahlberg Equipment, Inc., a Washington corporation.

                 "SAHLBERGS" means John Sahlberg and Robert Sahlberg.

         1.2 MEANING OF "KNOWLEDGE". Whenever any representation or warranty of the Seller is expressed to be "to the knowledge" or "to the best knowledge" of such party, or as being based upon facts or circumstances of which the Seller or the Sahlbergs have knowledge, the knowledge of such party shall be
(a) the actual knowledge of such party or any executive officer or director of such party or (b) the knowledge that such party would obtain after diligent inquiry as to the matters represented or warranted.

    2.   SALE OF ASSETS

         2.1 DELIVERY OF THE ASSETS. On the terms and subject to the conditions of this Agreement, including the payment of the Purchase Price as set forth in Section 3, the Seller will, on the Closing Date, sell, assign, convey, transfer and deliver to the Purchaser all right, title and interest in and to the assets used or useful in the conduct of the Business, including, without limitation, the Fixed Assets, the Inventory, work in process, customer orders, contract rights, and goodwill, but excluding the Excluded Assets (the "Assets"), free and clear of all liens, security interests, claims, charges and encumbrances of any nature whatsoever, together with any other documents necessary or reasonably requested by the Purchaser to transfer to the Purchaser good and marketable title to the Assets.

         2.2 EARNEST MONEY DEPOSIT. The Purchaser has deposited $25,000 (the "Deposit") in a trust account of Lane Powell Spears Lubersky ("LPSL"), to be held by LPSL pending the Closing IN TRUST for the benefit of the Purchaser in accordance with this Section. At the Closing, the Deposit shall be disbursed in accordance with the joint instructions of the Seller and the Purchaser, and the amount of the Deposit, with all interest earned thereon, shall be credited against the Purchase Price. In the event that one of the contingencies set forth in the Letter of Intent is not met, LPSL shall, promptly upon receipt of the Purchaser's written notice to that effect, remit the Deposit and all interest earned thereon to the Purchaser.

         2.3 LIABILITIES. Except as specifically provided in this Agreement, the Purchaser assumes no liabilities or debts of the Seller of any nature whatsoever, whether absolute, accrued, contingent or otherwise, or whether due or to become due, including any liability for taxes.

         2.4 ASSUMED CONTRACTS. At Closing, the Seller shall assign and the Purchaser shall assume all of Seller's rights and obligations under the contracts described on Schedule 2.4 (the "Assumed Contracts").

    3.   PURCHASE PRICE AND PAYMENT

         3.1 The purchase price for the Assets (the "Purchase Price") shall be calculated as set forth in this Section 3. The Purchase Price shall be allocated to the Assets as set forth on Exhibit A. The parties shall report consistently with the allocation set forth on Exhibit A for all tax purposes.

         3.2 The Purchase Price, which shall be paid in cash at Closing, shall be equal to the sum of the purchase prices for each of the items making up the Assets as follows:

                 (a) INVENTORY. Subject to adjustment as hereinafter provided, the purchase price for the Inventory shall be $4,641,066 (the "Inventory Purchase Price"), which shall be paid in cash at Closing. The Inventory Purchase Price is the sum of $3,844,152 (the "Equipment Inventory Purchase Price") and $796,914, which is the book value of the parts inventory as set forth in the Letter of Intent. The Purchaser and the Seller have agreed that the value of the equipment inventory purchased shall be as set forth on
Schedule 1.3 for purposes of


                                          4

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establishing the Equipment Inventory Purchase Price.  The Purchaser and the
Seller have further agreed that the Equipment Inventory Purchase Price reflects a $25,000 reduction for warranty reserves. The Inventory Purchase Price also reflects the agreement between the Purchaser and the Seller regarding the 450 Hyundai attached as Exhibit H. The final purchase price for parts has been determined pursuant to the physical inventory performed jointly by Purchaser and Seller immediately before Closing in accordance with the terms of the Letter of Intent. Attached as Schedule 1.3 is a list of the parts inventory which reflects the physical inventory referenced above. The Inventory Purchase Price may be adjusted after Closing to correct any mistakes, errors or omissions in accordance with the Letter of Intent by written agreement between the Purchaser and the Seller.

                 (b) Fixed Assets. The purchase price for the Fixed Assets shall be the sum of $625,326 for shop tools, furniture, fixtures and equipment, and vehicles, which shall be paid in cash at Closing. The purchase price of the Fixed Assets may be adjusted after Closing by written agreement between the Purchaser and the Seller to correct any mistakes, errors or omissions in accordance with the Letter of Intent. A list of the Fixed Assets is set forth on Schedule 1.2.

                 (c) Work in Process. The Purchaser will assume at Closing all service work orders of work just finished or in process, except for those work orders for which Seller has filed a warranty claim. The purchase price for the foregoing shall be eighty percent (80%) of the customer hourly rate of the aggregate labor hours invested in such work in process. To the extent work in process includes parts, the purchase price therefor shall be eighty percent (80%) of the retail purchase price of such parts. See Schedule 1.4.

    4. CLOSING. The closing of the transactions contemplated by Section 2 hereof (the "Closing") shall take place at the offices of Foster Pepper & Shefelman, in Seattle, Washington, at noon, local time, on January 17, 1997, or at such other time or place as the Purchaser and the Seller shall mutually agree in writing (such date being hereinafter referred to as the "Closing Date") upon payment of the Purchase Price. Upon payment of the Purchase Price, conveyance, transfer, assignment and delivery of the Assets shall be by bills of sale, certificates of transfer, endorsements, assignments and other instruments of transfer and conveyance in such form as the Purchaser may request. The Seller and the Purchaser will from time to time after the Closing make such further conveyances, transfers, assignments and deliveries, and execute such further instruments and documents, as the parties deem reasonably necessary in order to effectuate and confirm the sale of the Assets and other transactions contemplated by this Agreement.

         4.1 Deliveries by Seller. At the Closing and upon payment of the Purchase Price, the Seller will deliver to the Purchaser:

                 (a)    A bill of sale in form attached hereto as Exhibit B;

                 (b) Assignments of the Assumed Contracts in form and substance satisfactory to the Purchaser;


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

                 (c) A final order of the Bankruptcy Court in the form of Exhibit C (the "Sale Order"), all rights to appeal from which shall have expired with no appeal having been filed;

                 (d) Any other documents required hereunder to be executed or delivered by the Seller; and

                 (e) Such other documents and instruments as counsel for the Purchaser may reasonably require to effectuate or evidence the transactions contemplated hereby.

                        4.1.1 After Closing, the Seller shall be responsible for providing the Purchaser with releases of financing statements and other recorded encumbrances terminating recorded liens and encumbrances against, and security interests in, any of the Assets. The Seller shall be responsible for obtaining such releases from secured creditors as part of the claims resolution process in the Bankruptcy Case.

         4.2 Deliveries by Purchaser. At the Closing, the Purchaser will deliver:

                 (a) A certified or cashier's check in the amount of the Purchase Price, reflecting a credit for the Earnest Money Deposit described in
Section 2.2;

                 (b) Any other documents or instruments required hereunder to be executed or delivered by the Purchaser; and

                 (c) Such other documents and instruments as counsel for the Seller may reasonably require to effectuate or evidence the transactions contemplated hereby.

         4.3 Possession. The Purchaser shall take possession of the Assets as of the Closing.

         4.4     Taxes and Fees

                 (a) Any state transfer, sales, use or other tax, including any transfer, filing or recording fees, payable on or with respect to the sale of the Assets shall be paid when due by the Purchaser; provided however, that the Real Property Purchase and Sale Agreement, Exhibit E, shall govern payment of taxes in connection with the purchase of the Kent facility described in
Section 7.3.

                 (b) Any personal property taxes attributable to any of the Assets shall be prorated as of the Closing Date.

    5. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Purchaser as follows:

         5.1 AUTHORIZATIONS AND ENFORCEABILITY. The Seller has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby as set forth in the corporate documents in Schedule 5.2, the Officers' Certificate attached as Exhibit D, the Plan and the Sale Order. This Agreement has been duly and validly authorized, executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller fully enforceable in accordance with its terms.

         5.2 EFFECT OF AGREEMENT, ETC. The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby will not, with or without the giving of notice of the lapse of time, or both: (a) violate any provision of law, statute, rule or regulation to which the Seller is subject; (b) violate any judgment, order, writ or decree of any court, arbitrator or governmental agency applicable to the Seller; (c) have any effect on any of the permits, licenses, orders or approvals referred to in Section 5.5 hereof or the ability of the Seller to make use of such permits, licenses, orders or approvals; or (d) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of, any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any charter, bylaw, commitment, contract or other agreement or instrument to which the Seller is a party or by which any of the Assets is or may be bound or affected or from which the Seller derives benefit, except for the Dealer Agreements, which Purchaser acknowledges must be renegotiated with the Equipment Inventory Manufacturers.

         5.3 RESTRICTIONS; BURDENSOME AGREEMENTS. None of the Assets are subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would (a) prevent the Seller from entering into this Agreement or from consummating the transactions contemplated hereby or (b) materially and adversely affect, the Assets or the ability or prospects of the Purchaser to carry on a business similar to that presently conducted by the Seller, or the ability of the Purchaser to utilize the Assets in the manner in which they are presently utilized, except for the Dealer Agreements, which Purchaser acknowledges must be renegotiated with the Equipment Inventory Manufacturers.

         5.4 GOVERNMENT AND OTHER CONSENTS. With the exception of the approval of the Bankruptcy Court pursuant to the Sale Order, no consent, authorization or approval of, or exemption by, or filing with any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by the Seller of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

         5.5 PERMITS, LICENSES, COMPLIANCE WITH APPLICABLE LAWS AND COURT ORDERS. The Seller has all requisite corporate power and authority, and all permits, licenses, orders and approvals of governmental and administrative authorities, to own, lease and operate its properties and to carry on its business as presently conducted; all such permits, licenses, orders and approvals material to the conduct of the business of the Seller are listed in
Schedule 5.5, are in
full force and effect, and no suspension or cancellation of any of them is pending or, to the knowledge of the Seller threatened. The Seller's conduct of its business does not violate or infringe any domestic or foreign law, statute, ordinance or regulation currently in effect, scheduled to come into effect or, to the knowledge of the Seller and the Sahlbergs, proposed to be adopted, the enforcement of which would adversely affect the financial condition, results of operations, properties or business of the Seller. The Seller is not in default in any respect under any executive, legislative, judicial, administrative or private (such as arbitration) ruling, order, writ, injunction or decree.

         5.6 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES. The Seller's fiscal year ends December 31. A true and correct copy of the financial statements of the Seller with a balance sheet as of December 31, 1995 and December 31, 1994, including the related statements of operations for the periods then ended and the accompanying notes to financial statements, are set forth as Schedule 5.6. To the best of Seller's knowledge, the foregoing financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of the Seller as of said dates and for the periods indicated, in accordance with generally accepted accounting principles, and no event has occurred since the preparation of these statements which would render either of them misleading in any respect. The Seller acknowledges that the financial statements for the year ended December 31, 1995 have not been audited. The financial statements of the Seller for the period ended December 31, 1995, referred to above, are referred to herein as the "Financial Statements," and the balance sheet of the Seller included therein is referred to herein as the "Balance Sheet." Except as set forth in Schedule 5.6 and the bankruptcy schedules filed in the Bankruptcy Case, the Seller has no debts or liabilities of any nature whatsoever, whether accrued, absolute or contingent, whether due or to become due (including without limitation liability for taxes of any nature whatsoever, penalties, fees or interest).

         5.7 TAX MATTERS. The Seller has prepared and filed, with the appropriate United States, state and local governmental agencies and foreign governmental agencies, all tax returns required to be filed and has paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency notice, thirty (30) day letter or similar notice received by it. There are no pending open audits of any of the Seller's tax returns for any of its taxable years. The Seller has not executed or filed with the Internal Revenue Service or any other domestic or foreign taxing authority any agreement extending the period for assessment or collection of any taxes and is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted or threatened against the Seller for which provision has not been made in the Financial Statements. The Seller has never consented to have the provisions of Section 341(f) of the Code apply to it. Complete and correct copies of the income tax returns of the Seller for the three (3) fiscal years ending in 1995, 1994 and 1993, as filed with the Internal Revenue Service and all state taxing authorities, together with all related correspondence and notices, have previously been delivered to the Purchaser.

         5.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. The Seller owns no real property. Since entry of the Sale Order, the Seller is in a position to transfer to the Purchaser good and marketable title to the Assets, free and clear of all mortgages, security interests, claims, liens, charges, encumbrances, restrictions on use or transfer or other defects in title as set forth in the Sale Order. No default or event of default exists, and no event which, with notice or lapse of time or both, would constitute a default, has occurred and is continuing, under the terms or provisions, express or implied, of any agreement or other instrument or under the terms or provisions of any agreement to which any of such properties is subject, nor has the Seller received notice of any claim of such default, nor has the Seller failed to comply in any respect with any provision or condition of any such agreement or other instrument except for the Dealer Contracts, which Purchaser acknowledges it must renegotiate with the Equipment Inventory Manufacturers. The Seller has not received a notice of violation of any applicable law, ordinance, regulation, order or requirement relating to its operations or its owned or leased properties. Schedule 5.8 is copies of all titles to all Seller's titled machinery and vehicles.

         5.9 LITIGATION. Except as set forth in Schedule 5.9, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or any governmental, administrative or self-regulatory body or agency, or any private arbitration tribunal, or threatened against, relating to or affecting the Seller or any of the assets, properties or businesses of the Seller, or the transactions contemplated by this Agreement, nor is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of the Seller or the transactions contemplated by this Agreement. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency or self-regulatory body to which the Seller or the business, properties or assets of the Seller are subject or by which they are bound, except the orders entered in the Bankruptcy Case. The Seller is not in default under any order, license, regulation or demand of any Federal, state or municipal or other governmental agency or self-regulatory body or with respect to any order, writ, injunction or decree of any court, except for a technical default under the Plan related to the delay in Closing.

         5.10 INTANGIBLE PROPERTY. The conduct of the Business as now conducted does not and will not conflict with patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights or copyrights of others in any way likely to affect adversely the Business, Assets or the condition, financial or otherwise, of the Seller. To the best knowledge of the Seller, no other person or entity has heretofore used or now uses any trademark, trade name or other intangible property owned by or licensed to the Seller. Seller represents and warrants that the Sahlberg trademark is owned by Sahlberg Group Companies, Inc., a Washington corporation. Purchaser is being granted the right to use the said trademark for a period of two (2) years pursuant to Section 7.5. No material infringement of any proprietary right owned by or licensed by or to the Seller is known to the Seller.

         5.11 LABOR MATTERS. Schedule 5.11 is a list of the names, starting dates of employment, salary or wage rate and functions of each employee of Seller. The Seller is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the Seller's employees, nor is any such contract or agreement presently being negotiated. There are no organizational activities or other labor controversies pending or, to the knowledge of the Seller, threatened with respect to the Business, and there are no grievances outstanding, or unfair labor practice charges and/or complaints pending before the National Labor Relations Board, against the Seller in respect of employees who are employed in the Business.

         5.12 LICENSES AND AGREEMENTS. Except as set forth in Schedule 5.12 or another Schedule hereto, the Seller is not a party to, nor or any of the Assets bound or affected by, any oral or written:

                 (a) lease agreement (whether as lessor or lessee) relating to real or personal property;

                 (b) license agreement, assignment or other contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, copyrights (or applications therefor), unpatented designs or styles, know-how or technical assistance;

                 (c) agreement with any supplier, distributor, franchisor, dealer, sales agent or representative;

                 (d) agreement with any manufacturer, supplier or customer with respect to discounts, allowances or buy-back options;

                 (e) joint venture or partnership agreement with any other person;

                 (f) agreement for the borrowing or lending of money, or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

                 (g) agreement with any bank, factor, finance company or similar organization regarding the financing of accounts receivable or other extensions of credit;

                 (h) agreement granting any lien, security interest or mortgage on any property or asset of the Seller, including, without limitation, any factoring agreement for the assignment of accounts receivable;

                 (i)    advertising agreement of any kind;

                 (j) agreement which restricts it from doing business anywhere in the world;

                 (k) agreement, statute or regulation giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid;

                 (l) other agreement involving the payment or receipt in any period of twelve consecutive months of more than $1,000 in any one case or of more than $3,000 in the aggregate, or having a term of more than six (6) months;

                 (m) any agreement to defend, indemnify and/or hold harmless any person; or

                 (n) warranties or implied warranties on any sold or leased equipment.

Correct and complete copies of all such agreements, plans, policies and arrangements (or, where they are oral, true and complete written summaries thereof) (collectively referred to herein as the "Commitments") have been delivered to the Purchaser or made available for the Purchaser's inspection prior to the date hereof. Schedule 5.12 contains a true and correct listing of all of the Commitments. Seller acknowledges that on or about October 30, 1996, Purchaser notified Seller in writing of which leases Purchaser wishes Seller to seek the appropriate Bankruptcy Court approval for their assumption and assignment to Purchaser. Purchaser acknowledges that it must negotiate new agreements with the Equipment Inventory Manufacturers.

         5.13    CUSTOMERS.  A list of the Seller's customers is attached in
Schedule 5.13.

         5.14 ENVIRONMENTAL COMPLIANCE. The Business has, to the knowledge of the Seller, been conducted in accordance with applicable Environmental Laws, except as otherwise disclosed to the Purchaser in writing prior to the Closing Date.

         5.15 NO FINDER. The Seller has not taken any action which would give to any firm, corporation, agency or other person a right to a consultant's or finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement.

         5.16 PERFORMANCE BONDS, BID BONDS AND DEPOSITS. A list of the Seller's performance bonds and bid bonds is attached in Schedule 5.16. The bonds and deposits are Excluded Assets.

    6. COVENANTS OF THE SELLER. The Seller shall observe the following covenants:

         6.1 CONDUCT OF BUSINESS UNTIL CLOSING DATE. Except as the Purchaser may otherwise consent in writing or as permitted by Section 6.4 or required pursuant to terms of this Agreement, between the date hereof and the Closing Date, the Seller shall:

                 (a) duly comply with all laws, ordinances and regulations applicable to it, its properties and to the conduct of its business;

                 (b) give the Purchaser prompt written notice of any offers received regarding the acquisition of any of the Assets;

                 (c) neither: (i) encumber, mortgage, or voluntarily subject to lien any of the Assets nor (ii) sell, lease or otherwise dispose of any of the Assets; and

                 (d) not: (i) solicit, directly or indirectly, or cause any other person to solicit any offer to acquire any of the Assets of the Seller;
(ii) afford any third party which may be considering the acquisition of any of the assets of the Seller access to its properties, books or records; or (iii) enter into any negotiations for, or enter into, any agreement or understanding which provides for the acquisition of any assets of the Seller or any part thereof to a person other than in connection with the transactions contemplated herein.

         6.2 ACCESS TO PROPERTIES AND RECORDS. The Seller shall give to the Purchaser and to its counsel, accountants and other representatives full access at any reasonable time to such of its properties, personnel, books, tax returns, contracts, commitments and records as relate to the business of the Seller and shall furnish to the Purchaser and its representatives all such additional information and documents concerning the Seller as the Purchaser or its representatives may from time to time request.

         6.3 ADVICE OF CHANGES. Between the date hereof and the Closing Date, the Seller shall advise the Purchaser promptly in writing of any fact, which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which constitutes a breach of any provision of this Section 6.

         6.4 CONDUCT. Pending the Closing the Seller shall conduct the Business in the ordinary course in compliance with applicable law and regulation; PROVIDED that the Seller shall not enter into any transaction or take any action which would result in any of the representations and warranties of the Seller contained in this Agreement not being true and correct at and as of (a) the time immediately after such action or transaction was entered into or event has occurred with the same force and effect as though made on such date and (b) the Closing Date with the same force and effect as though made on such date.

         6.5 FULFILLMENT OF CONDITIONS; BANKRUPTCY ORDER. Purchaser acknowledges that the condition of approval of the Bankruptcy Court of the Letter of Intent set forth in Section 8.4 has been fulfilled by the Sale Order.

         6.6 COVENANT OF CONFIDENTIALITY. The Seller will not at any time publish or disclose, or authorize or permit any of its agents or representatives or any third party to publish or disclose, any information or other data, including without limitation financial information, or business or financial books, records or other information of or pertaining to the Purchaser which has been furnished by or on behalf of the Purchaser in connection with this Agreement or the discussions leading to this Agreement, and which is not otherwise publicly available, except as required by law.

    7.   OTHER COVENANTS

         7.1 CONFIDENTIALITY. From the date hereof through Closing, the Purchaser shall not publish or disclose and shall not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose any trade secrets, or other confidential information or any data or business or financial books, records or other information of or pertaining to the Seller, which has been furnished to it by the Seller or to which it or any of its officers, employees, directors, agents, attorneys or accountants has had access during any investigation made in connection with this Agreement, and which is not otherwise available to it, except as required by law. Purchaser further acknowledges that until Closing, it is bound by the terms of the Confidentiality Agreement.

         7.2 INVENTORY. The Purchaser performed a final physical inventory of inventory and fixed assets using methods acceptable to the Purchaser and the Seller immediately prior to the Closing. The Seller observed and participated in the Inventory.

         7.3 KENT FACILITY. At the Closing, the Purchaser or its designee, McLain-Rubin Realty Co. LLC, and the Partnership shall enter into a Purchase and Sale Agreement in the form of Exhibit E. Except as provided in such Lease, the Purchaser and its designee shall not acquire any other assets of the Partnership, nor shall the Purchaser and its designee assume any liabilities of the Partnership.

         7.4 SUBLEASES. At Closing, the Purchaser and the Seller shall enter into subleases with respect to the Seller's Spokane, Portland and Anchorage facilities in substantially the form of Exhibit F. Except as provided in such subleases, the Purchaser shall not assume any liability of the Seller with respect to such facilities. The terms of each sublease shall be as follows:

                 (a) The sublease of the Spokane facility shall provide for a monthly rental rate of $3,800, and shall expire on September 1, 1999.

                 (b) The sublease of the Portland facility shall provide for a monthly rental rate of $6,475, and shall expire on May 1, 1998.

                 (c) The sublease of the Anchorage facility shall provide for a monthly rental rate of $7,850, and shall expire on the earlier to occur of two (2) years from the Closing Date or the date of the sale of such facility by its owner.

         7.5 TRADEMARKS. The Seller and Sahlberg Group Companies, Inc. ("SGC") hereby grant the Purchaser a license to use (i) the "Sahlberg" name and mark, and (ii) the registered "S DESIGN MARK" without additional compensation for a period of two (2) years from the Closing Date. The rights to the "Sahlberg" name and mark and the registered "S DESIGN MARK" shall revert to Seller and SGC at the end of such two (2) year period; PROVIDED that Seller and SGC agree to negotiate in good faith for an extension of the use of such name and marks at that time.

         7.6     PERSONNEL MATTERS

                 (a) Compensation of, and bonuses for, all employees of the Seller owed for all periods of employment of such employees through and including the Closing Date shall be borne and paid for by the Seller. Compensation of and any bonuses for all employees hired by the Purchaser for all periods of employment subsequent to the Closing Date shall be borne and paid for by the Purchaser. All vacation, sick day and holiday pay of all employees of the Seller that have accrued or were earned prior to the Closing Date shall be the sole responsibility of the Seller and shall be paid in full prior to the Closing Date or accrued on the books of the Seller and remitted by the Seller to the employee at the time of his or her vacation or holiday.

                 (b) Effective as of Closing, the Seller will have terminated the employment of all hourly and salaried employees (collectively, the "Employees"). At the Purchaser's sole option, it may offer employment to Employees at rates, and terms and conditions, to be determined solely by the Purchaser. The Purchaser shall NOT be liable for any severance pay or any other obligations to any Employee of Seller. The Purchaser shall have no authority prior to the Closing Date to hire, fire, discipline, manage or otherwise direct or supervise employees of the Seller.

                 (c) Prior to Closing, the Seller must not assure any employees of the Seller, whether or not in writing, (i) that nothing will change with the Purchaser's purchase of the Assets, (ii) that such employees will be hired by the Purchaser, (iii) that if any of such employees are employed by the Purchaser the terms of their employment will remain the same and (iv) that the Purchaser has agreed to honor the terms of any agreement covering such Employees.

    8. CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of the Purchaser hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any or all of which may be waived in writing by the Purchaser, in its sole discretion:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

         8.2 PERFORMANCE OF COVENANTS. The Purchaser acknowledges that the Seller has performed and complied with all covenants, obligations and agreements to be performed or complied with as set forth in the Letter of Intent.

         8.3     LITIGATION, ETC.

                 (a) NO CLAIMS, ETC. No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing is pending or threatened against or affecting the Seller which: (i) might result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction or (ii) could have a materially adverse effect on any of the Assets, except as provided for herein.

                 (b) NO VIOLATIONS. No violation shall exist, or be alleged by any governmental authority to exist, of any law, statute, ordinance or regulation, the enforcement of which would materially adversely affect the properties or business of the Seller.

                 (c) LAWS, ETC. No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

         8.4 APPROVAL OF BANKRUPTCY COURT. The Seller shall have obtained from the Bankruptcy Court a final and non-appealable Sale Order providing for the transfer of the Assets to the Purchaser pursuant to the Letter of Intent, together with such final and non-appealable orders as may be necessary to approve this Agreement and to authorize the Seller to perform all of its obligations to the Purchaser hereunder. Furthermore, no stay pending appeal of the Sale Order or other order of the Bankruptcy Court referred to above shall have been obtained and be outstanding and no determination of any appeal shall have been made with respect to the Sale Order or any order of the Bankruptcy Court relating to this Agreement, that would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         8.5 CERTIFICATE. As set forth in Exhibit D, the Purchaser shall have received an accurate certificate signed by two officers of the Seller, dated the Closing Date, satisfactory in form and substance to the Purchaser and its counsel, certifying as to the fulfillment of the conditions specified in Sections 8.1 through 8.3.

         8.6 FACILITY AGREEMENTS. The Purchaser or its designee, McLain-Rubin Realty Co. LLC, shall have entered into a binding agreement with the Partnership with respect to the Kent facility as described in Section 7.3, and the Purchaser shall have entered into binding agreements to sublease the other facilities as described in Section 7.4 in form and substance satisfactory to the Purchaser.

         8.7 TERMS OF EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Each of the Sahlbergs shall have entered into terms of employment and non-competition agreements with the Purchaser in the form of Exhibit G.

         8.8 INVENTORY AUDIT. The Purchaser shall have completed a closing physical inventory and audit of the Inventory.

         8.9 ENVIRONMENTAL REVIEW. The Purchaser shall have received and reviewed environmental assessment data provided by the Seller. The Purchaser acknowledges that it has received and reviewed environmental assessment data as to the Spokane, Portland, Anchorage and Kent facilities.

    9. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of the Seller hereunder are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

         9.1 PERFORMANCE OF COVENANTS. The Seller acknowledges that, upon payment of the Purchase Price, the Purchaser has performed and complied with all covenants, obligations and agreements to be performed or complied with by it pursuant to this Agreement and the Letter of Intent.

         9.2 LITIGATION, ETC. No claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing shall be pending or threatened against or affecting the Purchaser which might result, or has resulted, either in an action to enjoin or prevent or delay the consummation of the transactions contemplated by this Agreement or in such an injunction.

         9.3 CERTIFICATE. The Seller shall have received an accurate certificate signed by the Purchaser, dated the Closing Date, satisfactory in form and substance to the Seller and its counsel, certifying as to the fulfillment of the conditions specified in Sections 9.1 and 9.2.

         9.4 TERMS OF EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Purchaser shall have entered into terms of employment and non-competition agreements with the Sahlbergs in the form of Exhibit G.

         9.5 FACILITY AGREEMENTS. The Purchaser or its designee, McLain-Rubin Realty Co. LLC, shall have entered into a binding agreement with the Partnership with respect to the Kent facility as described in Section 7.3, and the Purchaser shall have entered into binding agreements to sublease the other facilities as described in Section 7.4.

    10.  GENERAL

         10.1 EXPENSES, ETC. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts.

         10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the Seller shall terminate effective upon Closing.

         10.3 ASSIGNMENT. The Purchaser may assign its rights or a portion of its rights under this Agreement to a wholly-owned subsidiary, provided that no such assignment shall relieve Purchaser of its obligations hereunder.

         10.4 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained here. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.5 ANNOUNCEMENTS. Each party hereto agrees that it shall not, except as otherwise required by applicable law or regulations, make or release any statement, announcement or publicity with respect to this Agreement or the transactions contemplated hereby or permit any of its officers, directors or employees to do so unless the form and content of any such statement, announcement or publicity and the time of release thereof shall have been approved by the Purchaser.

         10.6 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         10.7 NOTICES. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or on receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made.

                 (a)  if to the Purchaser:  Western Power & Equipment Corp.
                                            4601 N.E. 77th Avenue, Suite 200
                                            Vancouver, Washington  98662
                                            Attention:  President
                                            Telecopy No.:  (360) 253-4830

                      with a copy to:       Foster, Pepper & Shefelman
                                            101 S.W. Main Street, 15th Floor
                                            Portland, Oregon  97204-3223
                                            Attention:  Kenneth Roberts
                                            Telecopy No.:  (503) 221-1510

                 (b)  if to the Seller:     Sahlberg Equipment, Inc.
                                            913 So. Central
                                            Kent, Washington 98032
                                            Attention:  Robert Sahlberg
                                            Telecopy No.:  (206) 859-8200
                      with a copy to:       Lane Powell Spears Lubersky
                                            1420 5th Avenue, Suite 4100
                                            Seattle, Washington 98101
                                            Attention:  Mary Jo Heston
                                            Telecopy No.:  (206) 223-7107

                 (c)  if to the Sahlbergs:  John Sahlberg
                                            36008 6th Ave. S.W.
                                            Federal Way, Washington  98023

                                            Robert Sahlberg
                                            28517 S.E. Mud Mountain Road
                                            Enumclaw, Washington 98022

                      with copies to:       Ogden Murphy Wallace
                                            1601 Fifth Avenue, Suite 2100
                                            Seattle, Washington  98101-1686
                                            Attention:  Carol Bernasconi
                                            Telecopy No.:  (206) 447-0215

                                            Keller Rohrback L.L.P.
                                            1201 Third Avenue, #3200
                                            Seattle, Washington 98101
                                            Attention:  Kathleen Kim Coghlan
                                            Telecopy No.:  (206 623-3384

                 (d) if to the Partnership: Robert Sahlberg
                                            R and J Partners
                                            28517 S.E. Mud Mountain Road
                                            Enumclaw, Washington 98022

                                            John Sahlberg
                                            R and J Partners
                                            36008 6th Ave. S.W.
                                            Federal Way, Washington 98023

                     with copies to:        Ogden Murphy Wallace
                                            1601 Fifth Avenue, Suite 2100
                                            Seattle, Washington  98101-1686
                                            Attention:  Carol Bernasconi
                                            Telecopy No.:  (206) 447-0215

                                            Keller Rohrback L.L.P.
                                            1201 Third Avenue, #3200
                                            Seattle, Washington 98101
                                            Attention:  Kathleen Kim Coghlan
                                            Telecopy No.:  (206) 623-3384

or to such other address as any party may designate by giving notice to the other parties hereto.

         10.8 FURTHER ASSURANCES. The Seller shall, from time to time at or after the Closing, at the request of the Purchaser, and without further consideration, execute and deliver such other instruments and take such other actions as may be required to confer to the Purchaser and its assignees the benefits contemplated by this Agreement.

         10.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement (including the Exhibits and Schedules hereto) may not be amended, modified or terminated (except as provided in Section 10) unless in a written instrument executed by the party or parties sought to be bound.

         10.10 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         10.11 SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         10.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.13 GENDER; SINGULAR AND PLURAL. Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate. Any reference in this Agreement in the singular shall mean the plural, and vice versa, as appropriate.

         10.14 THIRD PARTIES. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies on any person other than the parties to this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

         10.15 JURISDICTION, VENUE AND GOVERNING LAW. In the event of any action or proceeding arising out of this Agreement or the transactions contemplated hereby, the parties agree that exclusive jurisdiction and venue shall lie in either the United States District Court for the Western District of Washington at Seattle, inclusive of the United States Bankruptcy Court, or the Superior Court of the State of Washington for King County. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the internal laws of the state of Washington.

         10.16 ATTORNEYS' FEES. In the event of any action or proceeding arising out of or in connection with this Agreement, the prevailing party will be entitled to all costs, expenses and reasonable attorneys' fees incurred with or without suit and on appeal.

         10.17   TIME OF ESSENCE.  Time is of the essence of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.


         SELLER:                       SAHLBERG EQUIPMENT, INC.




                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                            [Print Name]
                                       Its:
                                           ------------------------------------



         PURCHASER:                    WESTERN POWER & EQUIPMENT CORP.




                                       ----------------------------------------


                                       By:
                                          -------------------------------------
                                            [Print Name]
                                       Its:
                                           ------------------------------------

         PARTNERSHIP:                  R AND J PARTNERS




                                       ----------------------------------------


                                       By:
                                          -------------------------------------
                                            [Print Name]
                                       Its:
                                           ------------------------------------




                                       ----------------------------------------


                                       By:
                                          -------------------------------------
                                            [Print Name]
                                       Its:
                                          -------------------------------------



For purposes of acknowledging the Seller's agreement to enter into this Agreement, but not for the purpose of making any individual representations or warranties or for assuming any personal obligations or liability:

         SAHLBERGS:



                                       ----------------------------------------
                                       John Sahlberg



                                       ----------------------------------------
                                       Robert Sahlberg

         FOR PURPOSES OF
         SECTION 7.5 ONLY:   SAHLBERG GROUP COMPANIES, INC.



                                       ----------------------------------------
                                       By:
                                          -------------------------------------
                                            [Print Name]
                                       Its:
                                           ------------------------------------

                                     Schedule 1.1

                                   EXCLUDED ASSETS


Accounts receivable

Cash on hand and on deposit at Key Bank

Prepaid expenses and deposits, including performance bonds and bid bonds, including certificate of deposit for the State of Alaska

Warranty claims

Deferred income tax benefit

The note receivable in the approximate amount of $196,000 (principal) from the Partnership

Key man life insurance

Seller's right to recover preferences, fraudulent conveyance and other causes of action pursuant to Section 5 of the Bankruptcy Code and the claims against Key Bank of Washington, N.A.

Receivables from employees for travel advances and commissions